Exhibit 99.1

Modivcare Receives Nasdaq Delisting Notice Following Chapter 11 Filing

Denver, CO – August 22, 2025 – Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving health outcomes, announced that, on August 21, 2025, the Company was notified by the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that Nasdaq had determined to commence proceedings to delist the Company’s common stock as a result of the Company’s commencement of voluntary proceedings under Chapter 11 of the United States Bankruptcy Code on August 20, 2025. Information regarding the Company’s plans to implement, through expedited bankruptcy proceedings, a comprehensive restructuring transaction to strengthen its future, reduce debt and inject capital was announced in an August 20, 2025 press release. The restructuring transaction has the support of a supermajority of the Company’s key stakeholders.

For more information about the Company’s Chapter 11 case, including claims information, please visit veritaglobal.net/Modivcare or contact Verita, the Company’s noticing and claims agent, at +1 (888) 733-1521 for U.S. and Canada or +1 (310) 751-2636 for international.

All of Modivcare’s service lines are expected to continue to operate in the ordinary course during this process, and it expects no interruption or change in access to care and a continued focus on operational excellence. Interested parties are encouraged to read the information contained in the August 20, 2025 press release, as well as the related Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 21, 2025, because they contain important information not included herein.

In addition, on August 20, 2025, the Company received a notice from Nasdaq indicating that, as a result of the delinquency in the timely filing of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2025, the Company is out of compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic reports with the SEC.

Nasdaq informed the Company that trading in the Company’s common stock would be suspended at the opening of business on August 28, 2025. The Company does not intend to appeal Nasdaq’s decision to delist the common stock and it is expected that Nasdaq will file a Form 25-NSE with the SEC, which would remove the Company’s common stock from listing and registration on Nasdaq. The Company anticipates that, upon the delisting from Nasdaq, the common stock will be quoted on the OTC Pink Market. The Company, however, can provide no assurance that the common stock will commence or continue to trade on this market.

About Modivcare

Modivcare Inc. ("Modivcare" or the "Company") is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their members. Modivcare's value-based solutions address the social determinants of health (SDoH) by connecting members to essential care services. By doing so, Modivcare helps health plans manage risks, reduce costs, and improve health outcomes. Modivcare serves as a provider of non-emergency medical transportation (NEMT), personal care services (PCS), and in-home monitoring solutions (Monitoring). To learn more about Modivcare, please visit www.modivcare.com.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified generally by the use of the terms “intended”, “expected”, “will”, and “anticipates”, and similar words or expressions indicating possible future expectations, events or actions. Forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of future performance. All statements in this Report that are not historical are forward-looking statements, including statements regarding the Company’s expectation about its ability to continue operating its business, the delisting and deregistration of the Company’s common stock from Nasdaq and the timing thereof, and the commencement of trading on the OTC markets.

These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general. The Company has provided additional information about the risks facing its business and the Company in its most recent annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, and in its subsequent periodic and current reports on Forms 10-Q and 8-K filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the periodic and current reports filed with the SEC identified above, which you should read in their entirety before making an investment decision with respect to the Company’s securities. The Company undertakes no obligation to update or revise any forward-looking statements contained in this Report, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact

ICR Healthcare

ModivcareIR@icrhealthcare.com